UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015

Avon Products, Inc.

(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Third Avenue

New York, N.Y. 10017-1307

(Address of principal executive offices) (Zip Code)

(212) 282-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement.

Separation and Investment Agreement

On December 17, 2015, Avon Products, Inc., a New York corporation (the “Company”) entered into a Separation and Investment Agreement (the “Separation Agreement”), by and among the Company, C-A NA LLC, a Delaware limited liability company (“NewCo”), and Cleveland NA Investor LLC, a Delaware limited liability company (“Cleveland NA”) (an affiliate of Cerberus Capital Management), pursuant to which (i) the Company will transfer to NewCo the Company’s North America business and (ii) NewCo will issue to Cleveland NA, and Cleveland NA will subscribe for and purchase, 80.1% of the membership interests in NewCo for approximately $170,000,000.

Under the terms of the Separation Agreement, the Company and its subsidiaries will transfer the following to NewCo: (i) assets primarily related to the Company’s North America business (including approximately $100,000,000 of cash), (ii) certain assumed liabilities of the Company’s North America business and (iii) the employees of the Company’s North America business. The Company will retain all indebtedness of the Company’s North America business other than one capitalized lease. The Company and its subsidiaries will also enter into certain agreements with NewCo in connection with the establishment of NewCo as a standalone North America operating entity, including transition services agreements, intellectual property licensing agreements and other commercial agreements.

Pursuant to the Separation Agreement, Cleveland NA will invest $170,000,000 in NewCo in exchange for Class A Units of NewCo representing 80.1% of the total membership interests in NewCo. Following the investment by Cleveland NA, the Company would retain the remaining Class A Units of NewCo, representing 19.9% of the total membership interests in NewCo. Upon the closing of the transactions contemplated by the Separation Agreement (the “Separation”), the Company, Cleveland NA and NewCo will enter into an amended and restated limited liability company agreement of NewCo that will provide for the ongoing governance and operations of NewCo, including the Company’s minority governance and board nomination rights as well as transfer restrictions and non-compete restrictions applicable to the Company and Cleveland NA.

The closing of the Separation is conditioned upon certain customary closing conditions, including, among others, the consummation of the restructuring transactions to transfer the Company’s North America business to NewCo, obtaining clearance under the Hart-Scott-Rodino Antitrust Improvements Act and the concurrent closing of the Investment (as defined below). The Company expects the closing of the Separation to occur in the spring of 2016.

The Separation Agreement contains certain customary termination rights, including, among other things, that at any time prior to the Closing, the Separation Agreement may be terminated as follows: (1) upon written agreement of all parties, and (2) by either the Company or Cleveland NA if (i) the Closing has not occurred before May 3, 2016, (ii) the Investment Agreement has been terminated, (iii) a governmental authority permanently enjoins or prohibits the transactions or (iv) the other party breaches its representations, warranties, covenants or agreements in a manner that would cause the conditions to closing to not be satisfied and is not cured (or is incurable).

The Company and Cleveland NA have made customary representations, warranties and covenants in the Separation Agreement, including covenants regarding the conduct of the Company’s North America business and the use of reasonable best efforts to cause the closing of the Separation. Subject to certain exceptions and other provisions, the Company and Cleveland NA have agreed to indemnify each other for breaches of representations, warranties and covenants and against certain liabilities that are either assumed by NewCo or retained by the Company. The Company and NewCo have agreed to generally release each other from liabilities related to the Company’s North America business other than pursuant to the indemnification provided under the Separation Agreement. Upon the closing of the Separation, the Company has agreed to reimburse NewCo for certain transaction expenses related to the Separation and the Investment.

The Separation Agreement has been attached as an exhibit to this Current Report on Form 8-K in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other information about the parties thereto or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Separation Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties thereto; may be subject to limitations agreed upon by such parties, including being qualified by documents filed with the Securities and Exchange Commission (the “Commission”) or by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Separation Agreement. The Separation Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the documents that the Company files with the Commission.

The foregoing description of the Separation Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Investment Agreement

On December 17, 2015, the Company entered into an Investment Agreement (the “Investment Agreement”) between the Company and Cleveland Apple Investor LLC, a Delaware limited liability company (“Cleveland Investor”) (an affiliate of Cerberus Capital Management), pursuant to which the Company will issue and sell to Cleveland Investor 435,000 shares of the Company’s Series C Preferred Stock, par value $1.00 per share (the “Series C Preferred Stock”) for an aggregate purchase price of $435,000,000, or $1,000 per share. The closing of the transaction contemplated by the Investment Agreement (the “Investment”) is conditioned upon certain customary closing conditions, including, among others, obtaining clearance under the Hart-Scott-Rodino Antitrust Improvements Act and Mexico’s Federal Competition Commission and the concurrent closing of the Separation. The Company expects the closing of the Investment to occur in the spring of 2016.

As set forth in the Certificate of Amendment to the Company’s Restated Certificate of Incorporation classifying the Series C Preferred Stock, a form of which is attached as Exhibit A to the Investment Agreement (the “Certificate of Amendment”), the Series C Preferred Stock will rank senior to the shares of the Company’s common stock, par value $0.25 per share (“Common Stock”), with respect to dividend rights and rights on the distribution of assets on any liquidation, dissolution or winding up of the affairs of the Company. The Series C Preferred Stock will have a liquidation preference of $1,000 per share. Holders of Series C Preferred Stock will be entitled to participate on an as-converted basis in any cash dividends paid to the holders of shares of Common Stock (“Common Dividends”). Cumulative preferred dividends will accrue daily on the Series C Preferred Stock and will be payable at the rate of 1.25% per quarter (net of any Common Dividends and subject to increase up to 5.00% per quarter if the Company breaches certain obligations) (“Preferred Dividends”). Except to the extent not otherwise previously paid in accordance with the terms of the Certificate of Amendment, Preferred Dividends will be payable on the seventh anniversary of the issuance date of the Series C Preferred Stock (the “Issue Date”) as and when declared by the Company’s Board of Directors (the “Board”) and at the end of each quarter thereafter. Accrued and unpaid Preferred Dividends may be paid in cash, in shares of the Company’s non-voting, non-convertible Series D Preferred Stock, par value $1.00 per share (the “Series D Preferred Stock”), as established in the Certificate of Amendment to the Company’s Restated Certificate of Incorporation classifying the Series D Preferred Stock, a form of which is attached as Exhibit B to the Investment Agreement or, subject to certain conditions, in shares of Common Stock.

The Series C Preferred Stock will be convertible at the option of the holders at any time into shares of Common Stock at an initial conversion price of $5.00 per share, which equals an initial conversion rate of 200 shares of Common Stock per share of Series C Preferred Stock, subject to certain anti-dilution adjustments. If at any time the volume weighted average price of the Common Stock exceeds $10.00 per share (as may be adjusted pursuant to the Certificate of Amendment) for a period of 30 consecutive trading days, the Company may cause all of the Series C Preferred Stock to be converted into shares of Common Stock based on the then applicable conversion price.

Holders of Series C Preferred Stock will be entitled to vote generally with the holders of the Common Stock on an as-converted basis. Holders of Series C Preferred Stock will also be entitled to a separate class vote with respect to (i) amendments to the Company’s organizational documents that have an adverse effect on the Series C Preferred Stock, (ii) issuances by the Company of securities that are senior to, or equal in priority with, the Series C Preferred Stock or (iii) the Company delisting the Common Stock, other than in connection with a change of control event.

Upon certain change of control events involving the Company, holders of Series C Preferred Stock can require the Company to repurchase the Series C Preferred Stock at either (1) an amount in cash equal to 100% of the liquidation preference thereof plus all accrued but unpaid dividends or (2) the consideration the holders would have received if they had converted their shares of Series C Preferred Stock into Common Stock immediately prior to the change of control event.

Pursuant to an investor rights agreement to be entered into at Closing, a form of which is attached as Exhibit C to the Investment Agreement (the “Investor Rights Agreement”), the Company has agreed, effective upon the closing of the Investment, to reduce the size of the Board from twelve directors to eleven directors, which will be comprised of: (1) six current directors of the Company, (2) three new directors appointed by Cleveland Investor (one of whom will act as the Chairman so long as the 50% Ownership Requirement (as defined below) is met) and (3) two new independent directors jointly appointed by the Company and Cleveland Investor. Pursuant to the Certificate of Amendment and the Investor Rights Agreement, Cleveland Investor will be entitled to elect: (i) three directors to the Board, so long as Cleveland Investor continues to beneficially own shares of Series C Preferred Stock and/or shares of Common Stock that represent, on an as-converted basis, at least 75% of Cleveland Investor’s initial shares of Series C Preferred Stock on an as-converted basis, (ii) two directors to the Board, so long as Cleveland Investor continues to beneficially own shares of Series C Preferred Stock and/or Common Stock that represent, on an as-converted basis, at least 50% but less than 75% of Cleveland Investor’s initial shares of Series C Preferred Stock on an as-converted basis (the “50% Ownership Requirement”) and (iii) one director to the Board, so long as Cleveland Investor continues to beneficially own shares of Series C Preferred Stock and/or Common Stock that represent, on an as-converted basis, at least 25% but less than 50% of Cleveland Investor’s initial shares of Series C Preferred Stock on an as-converted basis (the “25% Ownership Requirement”). Until Cleveland Investor no longer meets the 25% Ownership Requirement, subject to certain exceptions, Cleveland Investor will have the right to have one of its director designees serve on each committee of the Board.

Subject to maintaining certain levels of beneficial ownership of Series C Preferred Stock and/or Common Stock, Cleveland Investor will have consent rights over certain actions taken by the Company, including increasing the size of the Board, reinstating the Company’s quarterly Common Stock dividend and incurring indebtedness in excess of certain thresholds. Subject to maintaining certain levels of beneficial ownership of Series C Preferred Stock and/or Common Stock and certain other factors, Cleveland Investor is required to vote its shares of Series C Preferred Stock and Common Stock in favor of (1) each director nominated to the Board, (2) the Company’s “say-on-pay” proposal and any other approved equity compensation proposals and (3) ratification of the Company’s independent registered public accounting firm.

Cleveland Investor and its affiliates will be subject to certain standstill restrictions, including that Cleveland Investor and its affiliates will be restricted from acquiring additional securities of the Company in excess of the number of shares of Series C Preferred Stock (on an as-converted basis) beneficially owned by Cleveland Investor as of the Issue Date, subject to certain exceptions. The standstill restrictions will terminate upon the occurrence of certain events, including upon the earlier of the date on which (a) Cleveland Investor no longer meets the 25% Ownership Requirement and (b) the 25% Ownership Requirement remains satisfied (and the 50% Ownership Requirement is not satisfied), no Cleveland Investor designee serves on the Board and Cleveland Investor has irrevocably waived its director nomination and consent rights. Subject to certain exceptions, Cleveland Investor will be restricted from transferring the Series C Preferred Stock, Series D Preferred Stock or shares of Common Stock issued upon conversion of the Series C Preferred Stock (“Conversion Common Stock”) until the 24 month anniversary of the closing of the Transactions.

Pursuant to the Investor Rights Agreement, Cleveland Investor and its affiliates will have certain customary registration rights with respect to Series C Preferred Stock, Series D Preferred Stock, Conversion Common Stock and shares of Common Stock issued pursuant to the terms of Series C Preferred Stock, Series D Preferred Stock or the Investor Rights Agreement.

The foregoing description of the terms of the Series C Preferred Stock, the Series D Preferred Stock, the Investment Agreement, the Certificate of Amendment, the Investor Rights Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Investment Agreement and the exhibits thereto, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, under the terms of the Investment Agreement, the Company has agreed to issue shares of Series C Preferred Stock to Cleveland Investor. This issuance and sale will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. Cleveland Investor represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Series C Preferred Stock is being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing the shares of Series C Preferred Stock, Series D Preferred Stock or Conversion Common Stock.

Item 5.02 Departure of Directors or Certain Officers; Election of directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Separation and the Investment, on December 16, 2015, each of Douglas R. Conant, V. Ann Hailey, Sara Mathew, Maria Elena Lagomasino, Gary M. Rodkin, and Paula Stern notified the Company of their intention to resign from the Board effective upon the closing of the Separation and the Investment. These notifications were not prompted by any disagreements with the Company.

In addition, upon the closing of the Separation and the Investment, the Board will decrease in size from twelve to eleven members. Upon closing of the Separation and the Investment, the Board will be comprised of six of the Company’s existing directors: W. Don Cornwell, Nancy Killefer, Susan J. Kropf, Sheri McCoy, Helen McCluskey and Charles H. Noski; three directors designated by Cleveland Investor: Chan W. Galbato, Steven F. Mayer and Michael F. Sanford; and two additional directors to be jointly selected by the Company and Cleveland Investor.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1	Separation and Investment Agreement, dated as of December 17, 2015, by and among Avon Products, Inc., C-A NA LLC and Cleveland NA Investors LLC*

Exhibit 10.1	Investment Agreement, dated as of December 17, 2015, between Avon Products, Inc. and Cleveland Apple Investor LLC

*	Certain exhibits and schedules have been omitted, and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits or schedules upon request

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By:	/s/ James S. Scully
Name:	James S. Scully
Title:	Executive Vice President and Chief Financial Officer

Date: December 21, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Separation and Investment Agreement, dated as of December 17, 2015, by and among Avon Products, Inc., C-A NA LLC and Cleveland NA Investors LLC

10.1	Investment Agreement, dated as of December 17, 2015, between Avon Products, Inc. and Cleveland Apple Investor LLC